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                           EXHIBIT 99.1

                    Letter of resignation of
                Alvin L. Dahl & Associates, Inc.
            as independent accountants of the Company
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ALVIN L. DAHL                Member:
& Associates, PC                     American Institute of Certified
Certified Public Accountants         Public Accountants
                                     Private Companies Practice Session
A Professional Corporation           SEC Practice Session
                                     Texas Society of Certified Public
                                     Accountants
                                     Dallas Chapter of Certified Public
                                     Accountants


June 17, 1998


Chief Accountant
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    RE: National Equities Holdings, Inc.
        Current Reporting File No.: 33-19992-LA

Dear Sir:

    Please be advised that effective June 17, 1998, the undersigned Independent Accounting Firm has resigned as Auditor for National Equities Holdings, Inc.

    Please feel free to call me if you have any questions regarding this matter.

Sincerely,

ALVIN L. DAHL & Associates, PC

/s/ Alvin L. Dahl

By: Alvin L. Dahl, CPA
    President


cc: Mr. George Sutherland
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ALVIN L. DAHL               Member:
& Associates, PC                    American Institute of Certified
Certified Public Accountants        Public Accountants
                                    Private Companies Practice Session
A Professional Corporation          SEC Practice Session
                                    Texas Society of Certified
                                    Public Accountants
                                    Dallas Chapter of Certified
                                    Public Accouuntants


June 17, 1998


Mr. George Sutherland, President
National Equities Holdings, Inc.
13700 Veterans Memorial
Suite 410
Houston, TX  77014

Dear George:

I have enclosed the revised financial statement notes for the December 31, 1997 audit report. These notes replace those in the report previously furnished to you and match those in the information provided to Dan Kirshbaum's office. Per our previous agreement, accounting information necessary to file the 10QSB was delivered to that office several weeks ago.

Please be advised that this firm is resigning as your auditor effective June 17, 1998.

There are no outstanding accounting issues of which we are aware.

Should any further services be required of this firm, we will require that the currently outstanding invoice is paid and we will require payment in advance for any other services.

Sincerely,

/s/ Alvin L. Dahl

Alvin L. Dahl, CPA
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